UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2020

MESA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

COLORADO (State or other jurisdiction of incorporation)	0-11740 (Commission File Number)	84-0872291 (I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO (Address of principal executive offices)	80228 (Zip Code)

Registrant’s telephone number, including area code: 303-987-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, no par value	MLAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01 OTHER EVENTS

On June 1, 2020, Mesa Laboratories, Inc. (“Mesa”) issued a Form 10-K for the fiscal year ended March 31, 2020.  The disclosure of unaudited pro forma revenues and unaudited pro forma net income for the year ended March 31, 2020 that are included in Item 8. Financial Statements and Supplementary Data, Note 4. Significant Transactions contains an immaterial error. The disclosure below corrects the error. We also intend to disclose this correction in the footnotes to our Form 10-Q for the period ending June 30, 2020.

Unaudited Pro Forma Information

GPT's operations contributed $13,830 to revenues and ($7,433) of net loss to our consolidated results during the year ended March 31, 2020. We included the operating results of GPT in our Consolidated Statements of Operations beginning on November 1, 2019, subsequent to the acquisition date. The following pro forma financial information presents the combined results of operations of Mesa and GPT as if the acquisition had occurred on April 1, 2018 after giving effect to certain pro forma adjustments. The pro forma adjustments reflected only include those adjustments that are directly attributable to the GPT Acquisition, factually supportable and have a recurring impact; they do not reflect any adjustments for anticipated expense savings resulting from the acquisition and are not necessarily indicative of the operating results that would have actually occurred had the transaction been consummated on April 1, 2018 or of future results.

	Year Ended March 31,
	2020	2019
Pro forma total revenues (1)	$136,792	$134,843
Pro forma net income (loss) (2)	13,441	(7,269)

(1) Net revenues were adjusted to include net revenues of GPT.

(2) Pro forma adjustments to net earnings attributable to Mesa include the following:

●	Excludes acquisition-related transaction costs incurred in the year ended March 31, 2020.
●	Excludes interest expense attributable to GPT's external debt that was paid off as part of the acquisition.
●	Additional amortization expense of $5,718 and $9,774 for the years ended March 31, 2020 and March 31, 2019, respectively, based on the adjusted fair value of amortizable intangible assets acquired.
●

Additional charge to cost of revenues of $11,818 was included in the year ended March 31, 2019 based on the step up value of inventory. $8,502 was excluded from the year ended March 31, 2020 based on the step up value of inventory which would have been included and fully amortized within the first year of the acquisition.

●

Removal of non-cash impairment of goodwill in the amount of $20,676 recorded during GPT's fiscal year ended December 31, 2018, which would not have been taken had the acquisition occurred on January 1, 2018.

●	Additional stock based compensation expense representing expense for performance share units awarded to certain key GPT employees.
●	Income tax effect of the adjustments made at a blended federal and state statutory rate (approximately 25%).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: June 4, 2020		Mesa Laboratories, Inc.
(Registrant)

	BY:	/s/ Gary M. Owens
Gary M. Owens
President and Chief Executive Officer